Exhibit 10.10

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is made as of December __, 2025 (the “Effective Date”) by and between Lumexa Imaging Equity Holdco, LLC (“Holdings”) and Lumexa Imaging Holdings, Inc. (“Lumexa”). Lumexa and Holdings shall be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Holdings wishes to engage Lumexa to provide the administrative and support services for and behalf of Holdings of the type customarily needed by a holding company as described herein, and Lumexa desires to provide such services all upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the foregoing recitals, which are incorporated into the terms and conditions of this Agreement by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

ARTICLE 1

APPOINTMENT; ADMINISTRATIVE SERVICES

Holdings hereby authorizes and engages Lumexa to provide and/or to arrange for the provision of the administrative and support services for and on behalf of Holdings of the type customarily needed by a company that holds common stock of a public company and has no other operations, including, without limitation, the services set forth on Exhibit A hereto (collectively, the “Administrative Services”). Holdings expressly acknowledges and agrees that Lumexa may delegate the performance of all or any portion of its obligations under this Agreement to any affiliate of Lumexa. Lumexa shall provide the Administrative Services to Holdings at no charge.

ARTICLE 2

TERM AND TERMINATION

The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (a) the mutual written agreement of Holdings and Lumexa to terminate this Agreement and (b) the completion of the dissolution and winding up of the affairs of Holdings.

ARTICLE 3

INDEMNIFICATION

3.1 Indemnification by Holdings. Holdings hereby agrees to indemnify, defend and hold Lumexa and its officers, directors, managers, employees, and affiliates harmless from and against any claim, liability, obligation, loss, damage, cost or expense (collectively, “Losses”) arising from the acts or omissions of Lumexa and its affiliates and their respective agents and employees in connection with the performance of Lumexa’s obligations under this Agreement, except to the extent a court of competent jurisdiction determines that any such Losses resulted from the gross negligence or willful misconduct of Lumexa or its affiliates or their respective agents or employees.

3.2 Indemnification by Lumexa. Lumexa hereby agrees to indemnify defend and hold Holdings and its officers, directors, managers, employees, and affiliates harmless from and against any Losses arising out of or relating to any willful misconduct or gross negligence of Lumexa or its affiliates or their respective agents or employees in connection with the performance of Lumexa’s obligations under this Agreement.

ARTICLE 4

INDEPENDENT CONTRACTORS

In the performance of the work, duties and obligations described herein, it is mutually understood and agreed that each of Lumexa and Holdings is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture, or employment or other similar relationship is created by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient or sent to the recipient via email or (ii) one business day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid). Notices, demands and communications to Holdings and Lumexa shall be sent to the following address for such Party:

If to Holdings:	4200 Six Forks Road Suite 1000 Raleigh, North Carolina 27609 (919) 763-1100 Attention:

If to Lumexa:	4200 Six Forks Road Suite 1000 Raleigh, North Carolina 27609 (919) 763-1100 Attention: Legal Department

or to such other respective addresses as each Party may designate by notice given in accordance with the foregoing provisions of this Section.

5.2 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied or electronically transmitted signature pages) all of which taken together shall constitute one and the same agreement. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

5.3 Interpretation.

(a) Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b) The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Section and exhibit references contained in this Agreement are references to sections and exhibits in or to this Agreement, unless otherwise specified.

(d) The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein (e.g., shall mean “including, without limitation” unless “without limitation” (or words of similar import) are already provided).

5.4 Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give any person (other than the Parties hereto and such assigns) any legal or equitable rights hereunder.

5.6 Assignment. Except as specifically provided to the contrary herein, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors, and assigns. Neither Party may assign its rights and remedies or its obligations under this Agreement without the prior written consent of the other Party.

5.7 Waiver of Breach. The waiver by a Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

5.8 Amendments. This Agreement may be amended, or any provision of this Agreement may be waived, so long as any such amendment or waiver is set forth in a writing executed by the Parties.

5.9 Jurisdiction of Disputes. Each Party to this Agreement hereby agrees and consents that any legal action or proceedings with respect to this Agreement shall only be brought in and subject to the exclusive jurisdiction of the court of competent jurisdiction located within the state of Delaware. By execution and delivery of this Agreement, each Party hereby (a) accepts the jurisdiction of the aforesaid courts; (b) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue set forth above; (c) further waives any claim that any such suit, action or proceeding brought in any court has been brought in an inconvenient forum; and (d) consents to service of any process, summons, notice or document which may be served in any proceeding in the aforesaid courts, which service may be made by certified or registered mail, postage prepaid, or as otherwise provided in Section 5.1.

IN WITNESS WHEREOF, Holdings and Lumexa have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

HOLDINGS:	Lumexa Imaging Equity Holdco, LLC

By:
Name:
Title:

LUMEXA:	Lumexa Imaging Holdings, Inc.

By:
Name:
Title:

Signature Page to Administrative Services Agreement

EXHIBIT A

SUPPORT SERVICES

Lumexa will provide the Administrative Services in consultation with Holdings. The Administrative Services include the following:

1. Administrative Assistance:

(a) arrange for all personnel reasonably necessary to manage the administrative aspects of Holdings;

(b) prepare federal, state, county and local notices or filings that must be completed by Holdings, and correspond or interact with federal, state, county or local agencies or officials, or other third parties related to Holdings;

(c) maintain all filings, licenses, permits and other approvals required of Holdings under applicable laws;

(d) assist with any distributions by Holdings to its equityholders;

(e) assist with any inquiries from the equityholders of Holdings with respect to any matters concerning Holdings; and

(f) assist with the dissolution of Holdings following the determination by the board of managers of Holdings to dissolve and wind up the affairs of Holdings.

2. Legal and Insurance:

(a) manage audits;

(b) negotiate, purchase and maintain all insurance policies reasonable and customary for companies with the profile of Holdings (including, without limitation, directors’ and officers’ insurance), naming Holdings as a named insured under all such policies;

(c) with respect to claims, actions, proceedings or investigations (“Claims”), at the request of Holdings in consultation with Holdings, (a) manage and direct the defense of all Claims against Holdings, any of its officers or any of the members of its board of managers in their capacity as such and (b) manage and direct the initiation and prosecution of all Claims brought by Holdings against any person or entity; and

(d) engage outside legal services, as needed.

3. Financial and Accounting Services:

(a) provide general accounting services and maintenance of accounting books;

(b) engage an accountant firm to prepare quarterly and annual financial statements of Holdings, as necessary;

(c) make all necessary filings (and any corresponding payments) with respect to franchise and similar taxes and other fees and expenses, required to maintain the legal existence of Holdings;

(d) oversee the preparation of all appropriate tax returns and reports required of Holdings and engage an accountant firm in connection therewith and

(e) assist with the management of bank accounts.

4. Additional Services: Provide additional administrative, support, legal management, insurance management, financial management and accounting management services at Holding’s reasonable request.